UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2018

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 300

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2018, Inseego Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two accredited investors (collectively, the “Investors”) pursuant to which, among other things, the Company issued and sold to the Investors, in a private placement transaction (the “Private Placement”), an aggregate of 12,062,000 immediately separable units (the “Units”), with each Unit consisting of (i) one share (each, a “Share” and, collectively, the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a warrant (each a “Warrant” and, collectively, the “Warrants”) to acquire 0.35 of a share of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions) (each, a “Warrant Share” and, collectively, the “Warrant Shares”), for a purchase price of $1.63 per Unit, resulting in aggregate gross proceeds to the Company of approximately $19.7 million, comprised of approximately $14.8 million from Investor Golden Harbor Ltd., an affiliate of Tavistock Group, and approximately $4.9 million from Investor North Sound Trading, L.P.

Each Warrant has an exercise price of $2.52 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable at any time on or after February 6, 2019, and will expire on August 6, 2023. Each Warrant will be exercisable on a cash basis unless, at the time of such exercise, the Warrant Shares underlying such Warrant cannot be immediately resold pursuant to an effective registration statement or Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) without volume or manner of sale restrictions, in which case such Warrant shall also be exercisable on a cashless exercise basis.

Pursuant to the terms of the Purchase Agreement, each Investor will be entitled to designate one member of the Company’s board of directors (the “Board”). In addition, if at any time subsequent to the Closing Date, Golden Harbor Ltd. notifies the Company that it beneficially owns an aggregate of at least 20% of the then-issued and outstanding Common Stock and wishes to designate an additional member of the Board, then: (i) the Board shall increase the number of seats on the Board to equal seven, and (ii) (A) if the Board is then comprised of 6 members, the Board shall fill the newly created vacancy by appointing the additional designee selected by Golden Harbor, Ltd.; and (B) if the Board is then comprised of 5 members, the Board shall (1) fill one newly created vacancy by appointing the additional designee selected by Golden Harbor Ltd.; and (2) fill the remaining vacancy by appointing an independent director candidate selected by the Board. If, at any time, either Investor ceases to hold at least 5% of the then-outstanding Common Stock of the Company, such Investor shall no longer be entitled to designate any members of the Board.

The Purchase Agreement contains customary representations and warranties of the Company and the Investors. In addition, the Warrants contain covenants that are customary for transactions of this type.

In connection with the Private Placement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) for the purpose of registering all of the registrable securities covered thereby for resale by no later than November 2, 2018.

In connection with the Private Placement, on August 6, 2018, the Company entered into an amendment (the “Rights Plan Amendment”) to that certain Rights Agreement, dated January 22, 2018, between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Plan”), for the purpose of modifying the definition of “Grandfathered Stockholder” under the Rights Plan to include each of the Investors, thereby excluding them from the definition of “Acquiring Person” under the Rights Plan for so long as they do not acquire, after the date of the Rights Plan Amendment, beneficial ownership of Company securities (other than as a result of any adjustment provision or the accrual of interest under any outstanding convertible notes) equal to more than 0.50% of the then-outstanding Common Stock.

Also on August 6, 2018, the Company entered into an amendment (the “IRA Amendment”) to that certain Investors’ Rights Agreement, dated September 8, 2014, between HC2 Holdings 2, Inc. (“HC2”) and the Company (the “IRA”). As a condition to the Investors’ willingness to enter into the Purchase Agreement and consummate the Private Placement, HC2 agreed to amend the IRA to eliminate its board observation and nomination rights.

The foregoing summaries of the Purchase Agreement, the Warrants, the Registration Rights Agreement, the Rights Plan Amendment and the IRA Amendment do not purport to be complete and are qualified in their entirety by reference to the copies of the Purchase Agreement, the Warrants, the Registration Rights Agreement, the Rights Plan Amendment and the IRA Amendment that are filed as exhibits to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Purchase Agreement. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Units were offered and sold to the Investors on August 6, 2018 in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof. Each of the Investors represented that it was an “accredited investor” and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the securities have not been registered under the Securities Act and they may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, warrants or any other securities of the Company.

Item 3.03 Material Modifications to the Rights of Security Holders.

The information set forth in paragraph 6 of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03 in its entirety.

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in paragraphs 1-5 of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02 in its entirety.

On August 4, 2018, Philip Falcone informed the Board of his resignation from his position as a director and Chairman of the Board and Mark Licht informed the Board of his resignation from his position as a director, in each case, effective upon consummation of the Private Placement. The Board accepted Mr. Falcone and Mr. Licht’s resignations and resolved to accelerate the vesting of all unvested stock options and/or restricted stock units previously granted to Mr. Falcone and one-third (1/3) of the stock options and/or restricted stock units previously granted to Mr. Licht, in each case upon effectiveness of their respective resignations. The Board also resolved that, upon effectiveness of Mr. Falcone’s resignation, Dan Mondor be appointed to serve as Chairman of the Board.

On August 6, 2018, in accordance with the terms of the Purchase Agreement, the Board appointed James Avery and Brian Miller to fill the two vacant seats on the Board. Mr. Avery is a Vice President of Golden Harbor Ltd. Mr. Miller is a principle of North Sound Trading, L.P. According to the Schedule 13D/A filed by North Sound Management, Inc. with the SEC on September 16, 2016, North Sound Management, Inc., North Sound Trading, L.P. and Mr. Miller have sole voting power and sole dispositive power with respect to 3,808,296 shares of Common Stock. Mr. Miller is anticipated to beneficially own all securities acquired by North Sound Trading, L.P. in the Private Placement, which had an aggregate purchase price of $4.9 million. Other than the Private Placement described above, there have been no transactions since January 1, 2017 and none are currently proposed in which Mr. Avery, Mr. Miller or any other related person had or will have a direct or indirect material interest.

The Board has determined that Mr. Avery and Mr. Miller each qualify as an independent director and that they are both qualified to serve as directors under the applicable rules and regulations of the SEC and listing rules of The NASDAQ Stock Market LLC. As non-employee directors, Mr. Avery and Mr. Miller will participate in the non-employee director compensation arrangements described in the Company’s amended Annual Report on Form 10-K/A filed with the SEC on April 30, 2018. In addition, it is expected that each of the new directors will execute the Company’s standard form of non-employee director indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2017 and is incorporated herein by reference.

Item 8.01. Other Information.

On August 6, 2018, the Company issued the press release attached hereto as Exhibit 99.1 announcing the entry into the Purchase Agreement and closing of the issuance and sale of the Units.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Common Stock Purchase Warrant issued to Golden Harbor Ltd., dated August 6, 2018, by Inseego Corp.

4.2	Common Stock Purchase Warrant issued to North Sound Trading, L.P., dated August 6, 2018, by Inseego Corp.

4.3	Registration Rights Agreement, dated August 6, 2018, by and among Inseego Corp. and the Investors identified on Exhibit A to the Securities Purchase Agreement.

4.4	Amendment No. 1 to Investors’ Rights Agreement, dated August 6, 2018, by and between Inseego Corp. and HC2 Holdings 2, Inc.

4.5	Amendment No. 1 to Rights Agreement, dated August 6, 2018, by and between Inseego Corp. and Computershare Trust Company, N.A., as rights agent.

10.1	Securities Purchase Agreement, dated August 6, 2018, by and among Inseego Corp. and the Investors identified on Exhibit A thereto.

99.1	Press release, dated August 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: August 7, 2018	By:	/s/ Stephen Smith
Name: Stephen Smith
Title: Executive Vice President and Chief Financial Officer